Press Release

                                         January 21, 2000

North Valley Bancorp Reports Increased Earnings for Year End 1999

Redding, California - (Business Wire) - January 20, 2000 - North Valley Bancorp (NASDAQ/NOVB), parent company of North Valley Bank, today reported net income for the year ended December 31, 1999 of $4,528,000, compared to $4,085,000 for the year ended December 31, 1998. Earnings per share on a diluted basis were $1.21 for the year, compared to $1.10 for the year ended 1998. Return on average assets was 1.49% and return on average equity was 14.21% for the year ended December 31, 1999, compared to 1.46% and 13.73% respectively, for the same period in 1998.

Mike Cushman, President & CEO, stated: "North Valley's management team has focused on achieving key goals and objectives identified in the Company's strategic plan.
Those primary goals and objectives are to maintain the high level of credit quality at North Valley Bank, to increase and develop new sources of non-interest income, and to maximize shareholder value by producing above-peer operating results. The plan also includes increasing market share by offering diverse products and services, and developing activities such as the pending merger transaction with Six Rivers National Bank."

"We continue to look for opportunities to better leverage our capital and increase market share in the communities we serve. Market share growth is expected to continue as enhanced products and services are made available. We are streamlining deposit and loan products and full service
Internet banking will be available within the next few weeks. Management has created a highly centralized Company in an effort to maximize efficiency.

Maintaining credit quality has always been important to NVB. As of December 31, 1999, the non-performing loans to total loans ratio has been reduced to .26%, the ratio of charge-offs to average total loans decreased to .33% and the loan loss reserve as a percentage of total loans increased to 1.04%.

Service charges and fee income increased 20%. The increase is the result of account growth, increased revenue generated through the investment services department, and fees produced by loan activity.

Focusing on shareholder value will be a priority in 2000.
An Investors Relations Strategic Plan was recently adopted by the Board which includes goals and objectives relative to how the Company's stock is priced and is a key component in evaluating the executive management team's overall performance."

Cushman further stated, "The pending merger with Six Rivers
National Bank is proceeding as planned and the closing is projected for the second quarter of 2000, subject to shareholder and regulatory approvals and satisfaction of certain conditions of the merger agreement. Our transition team has been working closely with the Six Rivers team to insure a smooth and efficient integration."

Sharon L. Benson, Chief Financial Officer of North Valley
Bancorp and North Valley Bank, reported the following:

Net Interest Income

Net interest income increased by $1,526,000 to $13,411,000, a 13% increase for the year ended 1999 compared to $11,885,000 for the year ended 1998. The increase was primarily the result of increased loans outstanding, and a decrease in rates paid on interest bearing deposits.


                                Press Release - North Valley Bancorp
                                                    January 21, 2000
                                                              Page 2

Non Interest Income

Non interest income was $3,737,000 in 1999 compared to $4,095,000 the previous year. 1998 includes $979,000 in gains on the sale of securities compared to $33,000 in 1999.
Service charges and fees increased 20% in 1999 from $2,637,000 in 1998 to $3,152,000.

Non Interest Expense

Non interest expense increased from $8,886,000 in 1998 to
$10,105,000 in 1999.   The increase  was primarily a result
of $333,000 in losses resulting from the sale of OREO properties and $149,000 in costs associated with the pending merger with Six Rivers National Bank.

Loan Losses

The provision for loan losses decreased $388,000 to
$1,042,000 for the year ended December 31, 1999 compared to
$1,430,000 for the year ended December 31, 1998.   Net
charge-offs decreased significantly from $1,230,000 in 1998 to $684,000 in 1999.

At December 31, 1999, the allowance for loan loss reserve was $2,260,000 or 1.04% of total loans compared to $1,902,000 or .95% at December 31, 1998.


(CONTINUED)

                                       Press Release - North Valley Bancorp
                                                           January 21, 2000
                                                                     Page 3

Statements of Income

(unaudited)
                              For the year ended    For the three months ended
                                 December 31,               December 31,
                                 1999      1998         1999          1998
(dollars in thousands)

INTEREST INCOME
  Loans including fees         $17,613   $15,860       $ 4,773       $ 4,235
  Securities
    Taxable                      1,066     1,416           266           311
    Exempt from federal taxes    1,926     2,173           445           519
  Federal funds sold             1,040     1,019           335           251
Total interest income           21,645    20,468         5,819         5,316

INTEREST EXPENSE - DEPOSITS      8,234     8,583         2,178         2,108

NET INTEREST INCOME             13,411    11,885         3,641         3,208

PROVISION FOR LOAN LOSSES        1,042     1,430           207           270

NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES       12,369    10,455         3,434         2,938


NON INTEREST INCOME:
  Service charges on
    deposit accounts             2,143     1,786           562           498
  Other fees and charges         1,009       851           207           216
  Gain (loss) on sale of loans     (71)      130            17            24
  Gain on sale of available
    for sale securities             33       979             8           251
  Other                            623       349            77            97
Total other operating income     3,737     4,095           871         1,086

NONINTEREST EXPENSES:
  Salaries and employee
    benefits                     4,814     4,679         1,308         1,344
  Occupancy expense                641       557           159           140
  Furniture and
    equipment expense              675       666           160           179
  Merger & acquisition expense     149         -           149
  Other                          3,826     2,984         1,109           750
Total noninterest expenses      10,105     8,886         2,885         2,413

INCOME BEFORE PROVISION FOR
  INCOME TAXES                   6,001     5,664         1,420         1,611

PROVISION FOR INCOME TAXES       1,473     1,579           247           444

NET INCOME                     $ 4,528   $ 4,085       $ 1,173       $ 1,167

EARNINGS PER SHARE:
  Basic                        $  1.22   $  1.11       $  0.31       $  0.32
  Diluted                      $  1.21   $  1.10       $  0.31       $  0.32


                                                Press Release - North Valley
                                                                     Bancorp
                                                            January 21, 2000
                                                                      Page 4

Balance Sheet
(unaudited)

ASSETS                                  December 31,1999   December 31, 1998

Cash and due from banks                       $   12,783           $   7,052
Federal funds sold                                14,600              18,300
Cash held in trust                                   282                 873

Securities:
  Available for sale, at fair value               25,569              22,842
  Held to maturity, at amortized cost             28,146              33,914
Loans receivable net of allowance for
  loan losses and deferred loan fees             215,397             197,434
Premises and equipment, net of accumulated
  Depreciation and amortization                    5,060               5,028
Other real estate owned                               80                 575
FHLB stock                                           911                 841
Accrued interest receivable                        2,035               1,770
Other assets                                       7,947               7,733

TOTAL ASSETS                                 $   312,810          $  296,362


LIABILITIES AND STOCKHOLDERS'
EQUITY

LIABILITIES:
Deposits:
  Noninterest-bearing demand deposits        $    40,071         $   37,372
  Interest-bearing deposits                      235,190            222,509
Total deposits                                   275,261            259,881
Accrued interest and other liabilities             4,340              6,301
Total liabilities                                279,601            266,182


STOCKHOLDERS' EQUITY:
Preferred stock, no par value: authorized 5,000,000
 Shares, none outstanding
Common stock, no par value:  authorized 20,000,000
  shares, outstanding 3,714,418 and 3,690,220
  at December 31, 1999 and 1998                  10,390             10,237
Retained Earnings                                22,970             19,890
Accumulated other comprehensive income,
  net of tax                                       (151)                53
Total stockholders' equity                       33,209             30,180

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY    $ 312,810         $  296,362


                                         Press Release - North Valley Bancorp
                                                             January 21, 2000
                                                                       Page 5


FINANCIAL RATIOS:
                                  As of and for the year ended December 31,
                                               1999           1998
Return on average assets                         1.49%          1.46%
Return on average equity                        14.21%         13.73%
Efficiency ratio                                58.93%         55.61%
Net interest margin                              5.16%          5.02%
Average equity to average assets                10.50%         10.64%


Balance beginning of year                   $    1,902     $    1,702
Provision for loan losses                        1,042          1,430
Net charge offs (net recoveries)                   684          1,230

Balance end of period                       $    2,260     $    1,902

Allowance for loan losses to nonaccrual loans  649.43%         82.44%
Allowance for loan losses to nonperforming
  loans                                        395.80%         71.21%
Allowance for loan losses to total
  gross loans                                    1.04%           .95%
Allowance for loan losses to nonperforming
  assets                                       347.16%         58.60%
Ratio of net charge-offs to
  average loans outstanding                      0.33%          0.70%

NON-PERFORMING ASSETS:
                                             December 31,    December 31,
                                                 1999           1998
Total nonaccrual loans                       $    348          2,307
Troubled debt restructuring
Loans 90 days past due and still accruing         223            364

Total nonperforming loans                         571          2,671
Other real estate owned                            80            575

Total nonperforming assets                   $    651        $ 3,246

Nonaccrual loans to total gross loans            0.16%          1.16%
Nonperforming loans to total gross loans         0.26%          1.34%
Total nonperforming aassets to total assets      0.21%          1.10%


(Cautionary Statement: This release contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those stated herein. Management's assumptions and projections are based on their anticipation of future events and actual performance may differ materially from those projected. Risks and uncertainties which could impact future financial performance include, among others, (a) competitive pressures in the banking industry; (b) changes in the interest rate environment; (c) general economic conditions, either nationally or regionally; (d) changes in the regulatory environment; and
(e) changes in business conditions or the securities markets and inflation. Therefore, the information set forth herein, together with other information contained in the periodic reports filed by the company with the Securities and Exchange Commission, should be carefully considered when evaluating the business prospects of the company. North Valley Bancorp undertakes no obligation to update any forward-looking statements contained in this release).

For Further Information, Please Contact:   Michael J.
Cushman, President & C.E.O.  or
Sharon L. Benson,  Senior Vice President & C.F.O.  -
(530) 221-8400;  FAX (530) 222-1768